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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT

                       Pursuant to Section 13 or 15 (d) of
                       the Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported):
                     December 29, 2003 (December 23, 2003)


                             PETROQUEST ENERGY, INC.
             (Exact name of registrant as specified in its charter)

                                    Delaware
                            (State of incorporation)


         1-9020                                                   76-1440714
(Commission File Number)                                        (IRS Employer
                                                             Identification No.)


       400 E. Kaliste Saloom Road, Suite 6000, Lafayette, Louisiana 70508
              (Address of Registrant's principal executive offices)



        Registrant's telephone number, including area code (337) 232-7028



                                 Not Applicable
          (Former name or former address, if changed since last report)

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ITEM 5. OTHER EVENTS AND REQUIRED FD DISCLOSURE

         On December 23, 2003, PetroQuest Energy, Inc. (the "Company") issued a press release announcing that it has acquired from a private company its interest in the Southeast Carthage Field in east Texas for approximately $23 million (the "Acquisition"). The Acquisition was funded through the Company's existing senior credit facility and subordinated term credit facility. The press release is filed as an exhibit hereto and is incorporated herein by reference.

         In connection with the Acquisition, the Company amended its $75 million senior credit facility with Bank One, NA to increase the borrowing base under the facility to $20,200,000. The borrowing base under the facility will be subject to monthly reductions of $1 million commencing on March 1, 2004.

         The Company also amended its $20 million subordinated term credit facility with Macquarie Americas Corp. ("Macquarie") to reflect the increased amount outstanding under the senior credit facility, and issued to Macquarie replacement warrants to purchase up to 2,250,000 shares of the Company's common stock at an exercise price of $2.30 per share. These replacement warrants were issued in substitution of and replacement for the warrants to purchase up to 2,250,000 shares of the Company's common stock that were issued to Macquarie in connection with the closing of the subordinated term credit facility in November 2003. The replacement warrants deleted the requirement that cumulative advances under the facility exceed $5 million, $10 million and $15 million for Macquarie to receive warrants to purchase an additional 250,000 shares, 500,000 shares and 250,000 shares of the Company's common stock, respectively, and otherwise contain the same terms and conditions of the warrants previously issued to Macquarie. The replacement warrants are exercisable at any time through the earlier of 36 months following the repayment in full of the facility or 30 days after the daily volume weighted average price of the Company's common stock as published by Nasdaq is equal to or greater than, for a period of 30 days, the exercise price multiplied by three. The Company has granted Macquarie piggy-back registration rights with respect to the shares of common stock issuable upon exercise of the replacement warrants.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

a.    Financial Statement of Business Acquired

      None.

b.    Pro Forma Financial Information

      None.

c.    Exhibits

      4.1   Warrant to Purchase Common Shares of PetroQuest Energy, Inc.


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      10.1  First Amendment To Second Lien Secured Credit Agreement dated
            December 23, 2003, among PetroQuest Energy, L.L.C., PetroQuest Energy, Inc., each of the Lenders from time to time party thereto, and Macquarie Americas Corp., as administrative agent for the Lenders.

      10.2 Second Amendment to Amended and Restated Credit Agreement dated as of December 23, 2003, by and among PetroQuest Energy, L.L.C., PetroQuest Energy, Inc., and Bank One, N.A.

      99.1  Press Release.


                            [SIGNATURE PAGE FOLLOWS]


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                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: December 29, 2003               PETROQUEST ENERGY, INC.


                                      By: /s/ Daniel G. Fournerat
                                         ---------------------------------------
                                          Daniel G. Fournerat
                                          Senior Vice President, General Counsel
                                          and Secretary


                                       4
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                                 EXHIBIT INDEX

EXHIBIT
NUMBER          DESCRIPTION
-------         -----------
   4.1          Warrant to Purchase Common Shares of PetroQuest Energy, Inc.


  10.1 First Amendment To Second Lien Secured Credit Agreement dated December 23, 2003, among PetroQuest Energy, L.L.C., PetroQuest Energy, Inc., each of the Lenders from time to time party thereto, and Macquarie Americas Corp., as administrative agent for the Lenders.

  10.2 Second Amendment to Amended and Restated Credit Agreement dated as of December 23, 2003, by and among PetroQuest Energy, L.L.C., PetroQuest Energy, Inc., and Bank One, N.A.

  99.1          Press Release.